Consent of Independent Registered Public Accounting Firm

We consent to the use in the registration statement on Form N-1A of Northern Lights Fund Trust II of our report dated December 10, 2015, with respect to the schedule of investments, of S.W. Mitchell Small Cap European Fund L.P., as of December 31, 2013 and 2014, and the related financial statements for the year ended December 31, 2013, and December 31, 2014.

Grant Thornton Date: December 18, 2015

5th Floor, Bermuda House

Dr. Roy’s Drive, PO Box 1044 Grand Cayman, KY1-1102 Cayman Islands

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